Exhibit 5.1
750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com

November 7, 2023

Kimco Realty Corporation
500 North Broadway, Suite 201
Jericho, NY 11753

Re:	Registration Statement on Form S-4 (File No. 333-274926)

Ladies and Gentlemen:

We have served as Maryland counsel to Kimco Realty Corporation, a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of the offering and issuance of (a) (i) shares (the “Merger Common Shares”) of common stock, $0.01 par value per share (the “Common Stock”), and (ii) up to 1,849,000 depositary shares (the “Depositary Shares”) representing fractional interests in 1,849 shares (the “Preferred Shares”) of 7.25% Class N Cumulative Convertible Perpetual Preferred Stock, $1.00 par value per share (the “Class N Preferred Stock”), of the Company in connection with the merger (the “Merger”) of RPT Realty, a Maryland real estate investment trust (“RPT”), with and into Tarpon Acquisition Sub, LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Company (“Merger Sub”), pursuant to the Agreement and Plan of Merger, dated as of August 28, 2023 (the “Merger Agreement”), by and among the Company, RPT, Merger Sub, Kimco Realty OP, LLC, a Delaware limited liability company, Tarpon OP Acquisition Sub, LLC, a Delaware limited liability company, and RPT Realty, L.P., a Delaware limited partnership; and (b) shares (the “Conversion Common Shares” and, together with the Merger Common Shares and the Preferred Shares, the “Shares”) of Common Stock issuable upon conversion of the Class N Preferred Stock.  The Shares and the Depositary Shares are covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (herein collectively referred to as the “Documents”):

1.          The Registration Statement and the related form of joint proxy statement/prospectus included therein, in the form in which it was transmitted to the Commission under the 1933 Act;

2.          The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.          The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

4.          A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5.          Resolutions adopted by the Board of Directors of the Company relating to, among other matters, the approval of the Merger Agreement, the Merger and the issuance of the Shares and the Depositary Shares (the “Resolutions”), certified as of the date hereof by an officer of the Company;

6.          The Merger Agreement;

7.          The form of Articles Supplementary classifying the Class N Preferred Stock, attached as an exhibit to the Registration Statement (the “Class N Articles Supplementary”);

8.          A certificate executed by an officer of the Company, dated as of the date hereof; and

9.          Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

Kimco Realty Corporation November 7, 2023 Page 2

In expressing the opinion set forth below, we have assumed the following:

1.          Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.          Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.          Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.          All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all such Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.          The Common Shares will not be issued or transferred in violation of any restriction or limitation contained in Article IV of the Charter.

6.          The Preferred Shares will not be issued or transferred in violation of any restriction or limitation contained in Article IV of the Charter or the Class N Articles Supplementary.

7.          Before the issuance of any Depositary Shares or Preferred Shares, the Class N Articles Supplementary will be filed with and accepted for record by the SDAT.

8.          Upon the issuance of any of the Merger Common Shares or Conversion Common Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter. Upon the issuance of any of the Preferred Shares, the total number of shares of Class N Preferred Stock issued and outstanding will not exceed the total number of shares of Class N Preferred Stock that the Company is then authorized to issue under the Charter.

Kimco Realty Corporation November 7, 2023 Page 3

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.          The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.          The issuance of the Merger Common Shares and the Preferred Shares has been duly authorized and, when and if issued in connection with the Merger in accordance with the Resolutions and the Merger Agreement, the Merger Common Shares and Preferred Shares will be validly issued, fully paid and nonassessable.

3.          The issuance of the Conversion Common Shares has been duly authorized and, when and if issued in accordance with the Class N Articles Supplementary upon conversion of the Preferred Shares, the Conversion Common Shares will be validly issued, fully paid and nonassessable.

4.          The issuance of the Depositary Shares has been duly authorized.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or any other state law.  We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.  The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,
/s/ Venable LLP